Exhibit 5.2

Bermuda Office

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

Tel +1 441 295 2244

Fax +1 441 292 8666

applebyglobal.com

Bermuda

British Virgin Islands

Cayman Islands

Hong Kong

Jersey

London

Mauritius

e-mail:

jbodi@applebyglobal.com

direct dial:

Tel 441.298.3240

Fax 441.298.3398

TransAtlantic Petroleum Corp.

Suite 1840, 444-5th Ave., SW

Calgary, Alberta, Canada T2P 2T8

September 22, 2009

Dear Sirs

TransAtlantic Petroleum Corp. (the “Company”)

We act as legal counsel in Bermuda to the Company. The Company has requested that we provide this opinion in connection with the preparation and filing of a Registration Statement on Form S-1 (Reg. No. 333-160688) (the “Registration Statement”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of 55,544,300 common shares of the Company (the “Registered Shares”) as described in the Registration Statement.

The Company expects to be continued from the Province of Alberta to Bermuda (the “Continuance”) and to change its name to TransAtlantic Petroleum Ltd. As used herein, the term “Common Shares” means the Registered Shares after the effectiveness of the Continuance.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion.

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents and other documentation submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents (other than the Company, its directors and its officers); and

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that upon effectiveness of the Continuance, the Common Shares will be validly issued, fully paid, non-assessable shares of the Company.

Bermuda

British Virgin Islands

Cayman Islands

Hong Kong

Jersey

London

Mauritius

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b)	With respect to the opinion expressed above we have relied on the opinion of MacLeod Dixon LLP (the “Alberta Opinion”) solely with respect to the valid issuance and fully paid and non-assessable character under Alberta law of the Common Shares. We have made no independent verification of the matters referred to in the Alberta Opinion, and we qualify our opinion to the extent that the Alberta Opinion is incorrect in any respect.

(c)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Continuance or Bye-Laws of the Company after the date on which he or she became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his or her liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Disclosure

This opinion is addressed to you in connection with the registration of the Common Shares with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity (other than the selling shareholders as named in the Registration Statement and investors in the Common Shares), or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person (other than the Securities and Exchange Commission in connection with the Registration Statement), without our prior written consent except as may be required by law or regulatory authority. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby

Bermuda

British Virgin Islands

Cayman Islands

Hong Kong

Jersey

London

Mauritius

SCHEDULE

1.	Certified copies of the Certificate of Continuance, Memorandum of Continuance and Bye-Laws for the Company (collectively referred to as the “Constitutional Documents”).

2.	Opinion of MacLeod Dixon LLP dated 22 September 2009 filed as Exhibit 5.1 to the Registration Statement.

3.	Scanned copy of the Registration Statement on Form S-1 and all amendments thereto with respect to the Common Shares.